UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

PRIME GLOBAL CAPITAL GROUP INCORPORATED
(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	(1)	Title of each class of securities to which transaction applies:
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March 1, 2013

Dear Shareholders:

You received a proxy statement from the Company dated February 15, 2013 (the “Proxy Statement”). One of the proposals included in the Proxy Statement was to ratify the appointment of Borgers & Cutler CPAs PLLC (“B&C”) as the Company’s independent registered public accounting firm for fiscal 2013. On February 27, 2013, B&C provided the Company with notice of its intent to dissolve its partnership.  As a result, the Board of Directors engaged BF Borgers CPA PC as the Company’s new independent registered public accounting firm for fiscal 2013, effective March 1, 2013.

On March 1, 2013, the Company filed a Current Report on Form 8-K with the Securities and Exchange Commission disclosing such change (the “Current Report”). The Company has now amended its proxy materials to seek your ratification of BF Borgers CPA PC as the Company’s independent registered public accounting firm for fiscal 2013. The amendments to the Proxy Statement are more fully described in the following page. The Company recommends that you vote “FOR” the ratification of BF Borgers CPA PC to serve as our independent registered public accounting for fiscal 2013.

On behalf of all of us at Prime Global Capital Group, Incorporated, I thank you—the shareholders—for your trust and support as we continue to develop and expand our businesses. We look forward to seeing you at the annual meeting on April 2, 2013.

Sincerely,

Weng Kung Wong

Chief Executive Officer

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This Schedule 141A incorporates by reference Item 4.01 of the Current Report. Additionally, the following additional disclosures supplement the disclosures contained in the Proxy Statement and should be read in conjunction with the Proxy Statement. The Proxy Statement, in turn, should be read in its entirety. Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms in the Proxy Statement.

The following replaces the second bullet point under the section entitled “Proposals to be Considered at the Annual Meeting” on page 1 of the Proxy Statement.

•	To ratify the appointment of BF Borgers CPA PC as our independent registered public accounting firm for the fiscal year ending October 31, 2013; and

The following replaces the second bullet point under the section entitled “Voting and Revocation of Proxies” on page 2 of the Proxy Statement.

•	“FOR” the appointment of BF Borgers CPA PC as our independent registered public accounting firm.

The following replaces Proposal 2 on page 21 of the Proxy Statement.

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors has appointed BF Borgers CPA PC, an independent registered public accounting firm, as our independent registered public accounting firm for the fiscal year ending October 31, 2013, subject to stockholder approval. A representative of BF Borgers CPA PC is not expected to be present at the annual meeting.

BF Borgers CPA PC’s principal function is to audit management’s assessment of the effectiveness of our internal control over financial reporting and our consolidated financial statements and, in connection with that audit, to review certain related filings with the Securities and Exchange Commission and to conduct limited reviews of the financial statements included in our quarterly reports.

Our Board of Directors unanimously recommends that you vote “FOR” the proposal to ratify the appointment of BF Borgers CPA PC as our independent registered public accounting firm for the fiscal year ending October 31, 2013.

Additional Information about the Proposed Transaction and Where You Can Find It

The Company has filed with the SEC a definitive proxy statement and may file other relevant materials in connection with its 2013 AGM. The definitive proxy statement was first provided to the Company’s stockholders on or about February 19, 2013. Before making any voting or investment decisions with respect to the transaction, investors and security holders of the Company are urged to read the proxy statement, as well as other relevant materials that may become available. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s website at www.sec.gov.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on April 2, 2013:

The Proxy Statement and these Definitive Additional Materials are available at www.proxyvote.com

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